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                                                                      EXHIBIT 23

                        Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 33-26216) of E.I. DuPont de Nemours and Company of our report dated May 19, 1999, with respect to the financial statements and schedules of the Investment Plan for Salaried Employees of CONSOL Inc. Annual Report on this Form 11-K for the year ended December 31, 1998.

                                   /s/ Ernst & Young LLP
                                   ------------------------
                                   Ernst & Young LLP


Pittsburgh, Pennsylvania
June 23, 1999



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